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                            SCHEDULE 14A INFORMATION

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                          The MIIX Group, Incorporated

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                (Name of Registrant as Specified In Its Charter)

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                                                     April 25, 2001


Dear MIIX Shareholder:

         We are providing additional information to supplement the Proxy Statement that was previously mailed to you on or about March 30, 2001 in connection with the 2001 Annual Meeting of Shareholders of The MIIX Group, Incorporated (the "Company").

         On April 16 the Company announced the resignation of Ken Koreyva as President, Chief Executive Officer and a Director of the Company. The Company is initiating a search for the Chief Executive Officer position. The Company's six-person executive management team will assume responsibility for day-to-day operations and will report to the Executive Committee of the Board until the search for a new CEO is completed. The members of the executive management team are, Pat Costante, Senior Vice President, New Jersey Strategic Business Unit, Ed Grab, Senior Vice President, Expansion/Institutional Strategic Business Unit, Joe Hudson, Executive Vice President, Tom Redman, Senior Vice President and Chief Financial Officer, Dan Smereck, Senior Vice President Investments and Technology and Cathy Williams, Vice President and Corporate Secretary.

         The Director position from which Mr. Koreyva resigned is not in the class of Director seats that are the subject of the election to be held at the May 3, 2001 Annual Meeting. The term of the now vacant Director position held previously by Mr. Koreyva expires in 2002. Consistent with Company's plan to reduce the size of its Board of Directors, the Board currently does not intend to fill the Board vacancy resulting from Mr. Koreyva's resignation.

         We believe that the Company has a strong financial foundation, a focused business plan, which the Company will continue to execute and a strong management team, all of which will serve as a platform for continued success as we enter a new phase of leadership and opportunity. We expect that a new CEO will contribute new ideas to the Company and further enhance shareholder value.

         If you have any questions, please call Cathy Williams at (800) 234-6449, x1234. Thank you for your support of our Company.

Sincerely,

/s/ Vincent A. Maressa
Vincent A. Maressa
Chairman of the Board

Certain statements in this correspondence are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and are considered forward-looking statements. Such forward-looking statements may be identified as such with words such as, but not limited to "we expect," "we intend," "we believe," "we predict," "we project," and "we anticipate". The Company's actual results may differ materially from those expressed or indicated by these forward-looking statements. Factors that can affect the Company's performance are described in the Company's filings with the Securities and Exchange Commission.